SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$1,000,000.00	October 5, 2010 McLean, Virginia

FOR VALUE RECEIVED, OPTIMIZERX CORPORATION (the “Company”), promises to pay to the order of PHYSICIANS INTERACTIVE INC. (the “Lender”) or its registered assigns (the “Holder”), the principal sum of One Million Dollars ($1,000,000.00) (the “Principal Sum”) together with interest on the outstanding portion of the Principal Sum from the date hereof until the date on which the entire Principal Sum is paid in full at a rate equal to 6.0% per annum, computed on the basis of the actual number of days elapsed and a year consisting of 365 days and compounding on each April and October of each year.  The obligations of the Company hereunder are secured by that certain Second Amended and Restated Security Agreement, dated as of the date hereof, by and among the Company, the Lender and Vicis Capital Master Fund (“Vicis”) (the “Security Agreement”).

This Note is issued pursuant to the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Company and the Lender.  The Holder is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Loan.  The Holder hereby loans to the Company on the date hereof the Principal Sum.

2. Payments; Maturity Date.  All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earliest to occur (the “Maturity Date”) of (i) October 5, 2012, (ii) the occurrence of an Event of Default (as defined below), or (iii) the “Maturity Date,” as such term is defined in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, of the Corporation’s Series B Convertible Preferred Stock.  All obligations payable under this Note shall be payable in lawful money of the United States.

3. Prepayment.  This Note may be prepaid as a whole or in part at any time at the election of the Company.  Any such prepayment amount shall be applied first to the payment of expenses due under this Note, second to interest accrued on the portion of this Note so prepaid and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4. Change in Control.  If the Company enters into a Change of Control Transaction (as defined in Section 8.7 of the Purchase Agreement) prior to the Maturity Date, then the Company shall provide 10 days prior written notice of such Change of Control Transaction to the Holder of this Note.  Upon receipt of any such notice of a Change of Control Transaction, the Holder of this Note shall have the option to demand payment of the entire then outstanding principal balance of this Note, together with all accrued but unpaid interest and other amounts payable hereunder, which election shall be evidenced by a written notice given to the Company within 10 days of such Holder receiving notice of any such Change of Control Transaction.  Failure by Holder to exercise its option to accelerate upon any Change of Control Transaction shall not constitute or be construed as a waiver of the right to exercise such option subsequently, either with respect to that Change of Control Transaction or subsequent Change of Control Transactions.

5. Event of Default; Rights of Holder Upon Default.  An Event of Default shall occur or exist hereunder as provided in Article IX of the Purchase Agreement.  Upon the occurrence or existence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it hereunder, under the Security Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Secured Obligations.  In order to induce the Lender to loan to the Company the Principal Amount of this Note, the Company has executed and delivered to Lender the Security Agreement, pursuant to which the Company has granted to the Lender as security and collateral for the payment and performance of its obligations hereunder, a security interest in all of the personal property and assets of the Company, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement, which security interest is pari passu with the security interests granted by the Company to Vicis pursuant to the Security Agreement.

7. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holder of this Note.

9. Transfer of this Note.  This Note may not be transferred in violation of any restrictive legend set forth hereon.  Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

11. Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

12. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as designated by such party or as set forth on the register maintained by the Company.  Any party hereto may by notice so given change its address or facsimile number for future notice hereunder.  Notice shall conclusively be deemed to have been given when received.

13. Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14. Governing Law; Exclusive Jurisdiction; Jury Waiver.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York.  IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION.  THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 12.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

IN WITNESS WHEREOF, the Company has caused this Note to be issued effective as of October __, 2010.

OPTIMIZERX CORPORATION

By: /s/ David Lester
Name:   David Lester
Title:     CEO